Exhibit 5.1

July 31, 2023

VIA ELECTRONIC MAIL

INVO Bioscience, Inc.

5582 Broadcast Court

Sarasota, FL 24240

Ladies and Gentlemen:

We have acted as counsel to INVO Bioscience, Inc., a Nevada corporation (the “Company”), in connection with the issuance of this opinion which relates to a Registration Statement on Form S-1 (File No. 333-273174) (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). relating to the proposed issuance and sale by the Company of: (i) a public offering of up to $45,000,000 million maximum aggregate amount of securities of the Company comprised of shares (the “Shares”) of common stock par value $0.0001 per share (the “Common Stock”), warrants to purchase shares of Common Stock (the “Warrants”) and pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants” and together with the Warrants and the Shares, the “Securities”); and (ii) the shares of Common Stock issuable on exercise of the Warrants and Pre-Funded Warrants. Each of Warrant and Pre-Funded Warrant is exercisable for one share of Common Stock. The Shares, Warrants, and Pre-Funded Warrants are to be issued and sold by the Company to investors pursuant to a securities purchase agreement (the “SPA”) to be entered into between the Company and the investors set forth therein. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Securities and the securities issued upon exercise thereunder.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Articles of Incorporation as currently in effect, (ii) the Company’s Bylaws as currently in effect, (iii) the Registration Statement, all exhibits thereto and related Prospectus, (iii) the form of SPA, (iv) the form of Warrant, (v) the form of Pre-Funded Warrant, and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed (a) the genuineness of all signatures, including endorsements, (b) the legal capacity and competency of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (g) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

It is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, (i) we are of the opinion that the Shares when issued and sold as contemplated in the Registration Statement and the related Prospectus, and upon payment and delivery in accordance with each SPA, will be validly issued, fully paid and non-assessable, (ii) we are of the opinion that the Warrants and Pre-Funded Warrants are the binding and enforceable obligations of the Company, and (iii) we are of the opinion that the shares of Common Stock to be issued upon exercise of the Warrants and Pre-Funded Warrants, when issued in accordance with the terms of their governing instruments and upon payment therefore, will be validly issued, fully paid and non-assessable.

Our opinion set forth in the paragraph above related to the Warrants and the Pre-Funded Warrants is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Nevada Revised Statutes and (ii) upon the issue of any of the shares of Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

The opinion we render herein is limited to those matters governed by Section 78 of the Nevada Revised Statutes and New York law as of the date hereof and we disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. We express no opinion as to matters governed by any laws other than Section 78 of the Nevada Revised Statutes and New York law.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Warrants, the Pre-Funded Warrants, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP